Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-198979 on Form S-8 and Registration No. 333-204064 on Form S-3 of Applied Genetic Technologies Corporation of our report dated September 10, 2015 relating to our audit of the financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Applied Genetic Technologies Corporation for the year ended June 30, 2016.

/s/ RSM US LLP

Raleigh, North Carolina

September 12, 2016